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                                                                Exhibit a.I.(11)

                               ECLIPSE FUNDS INC.
                             ARTICLES SUPPLEMENTARY

         Eclipse Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Under a power contained in Article V, Section 5.7 of the charter of the Corporation ("Charter"), and pursuant to Sections 2-105(a)(9) and 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation ("Board"), by resolutions duly adopted at a meeting held on September 24, 2003, reclassified 333,000,000 authorized but unissued shares of Eclipse Core Bond Plus Fund No-Load Class Shares, par value $0.01 per share, 333,000,000 authorized but unissued shares of Eclipse Core Bond Plus Fund Service Class Shares, par value $0.01 per share, and 334,000,000 shares of Eclipse Core Bond Plus Fund L Class Shares, par value $0.01 per share, as shares of Common Stock of the Corporation (without further classification), par value $0.01 per share, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of Common Stock of the Corporation, par value $0.01 per share, as set forth in Article V of the Charter and in any other provisions of the Charter relating to Common Stock of the Corporation generally.

         SECOND: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue 25,000,000,000 Shares of Common Stock, par value $0.01 per share, having an aggregate par value of $250,000,000. These Shares are classified as follows:

                                                                       AUTHORIZED SHARES
            NAME OF SERIES                           NAME OF CLASS       (IN MILLIONS)
---------------------------------------              -------------     -----------------
Eclipse Bond Fund                                       No-Load              500
Eclipse Bond Fund                                       Service              500
Eclipse International Broad Market Fund                 No-Load              500
Eclipse International Broad Market Fund                 Service              500
Eclipse Indexed Bond Fund                               No-Load              500
Eclipse Indexed Bond Fund                               Service              500
Eclipse Indexed Equity Fund                             No-Load              333
Eclipse Indexed Equity Fund                             Service              333
Eclipse Indexed Equity Fund                             L                    334
Eclipse International Equity Fund                       No-Load              500
Eclipse International Equity Fund                       Service              500
Eclipse Money Market Fund                               No-Load            4,000
Eclipse Money Market Fund                               Service            4,000
Money Market Fund                                       Sweep Shares       4,000

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
Eclipse Asset Manager Fund                              No-Load              333
Eclipse Asset Manager Fund                              Service              333
Eclipse Asset Manager Fund                              L                    334
Eclipse Short-Term Bond Fund                            No-Load              333
Eclipse Short-Term Bond Fund                            Service              333
Eclipse Short-Term Bond Fund                            L                    334
Eclipse Value Equity Fund                               No-Load              500
Eclipse Value Equity Fund                               Service              500
Eclipse Growth Equity Fund                              No-Load              500
Eclipse Growth Equity Fund                              Service              500
Eclipse Mid Cap Core Fund                               No-Load              500
Eclipse Mid Cap Core Fund                               Service              500
Eclipse Tax-Managed Equity Fund                         No-Load              333
Eclipse Tax-Managed Equity Fund                         Service              333
Eclipse Tax-Managed Equity Fund                         L                    334
Common Stock (without further classification)                              2,000

         THIRD: The Eclipse Core Bond Plus Fund, No-Load Class Shares, Eclipse Core Bond Plus Fund, Service Class Shares, and Eclipse Core Bond Plus Fund, L Class Shares, have been reclassified by the Board under the authority granted to it in the Charter.

         FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

         FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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         IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on December 22, 2003.

ATTEST:                             ECLIPSE FUNDS INC.


/s/ Michael Hession               By: /s/ Stephen C. Roussin
-----------------------               -------------------------
Michael Hession                           Stephen C. Roussin
Assistant Secretary                       President

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